Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors

SUPERVALU INC.:

We consent to incorporation by reference in the Registration Statements No. 33-16934, No. 33-50071, No. 333-10151, No. 333-24813, No. 333-61365, No. 333-72851, No. 333-89157, No. 333-32354, No. 333-32356, No. 333-44570, No. 333-100912, No. 333-100913, No. 333-100915, No. 333-100917 and No. 333-100919 on Form S-8 and No. 33-56415, No. 333-94965, No. 333-43538 and No. 333-81252 on Form S-3 of SUPERVALU INC., of our report dated April 14, 2004 (except as to the second paragraph of the note to the consolidated financial statements entitled “Subsequent Events,” which is as of May 3, 2004), relating to the consolidated balance sheets of SUPERVALU INC. and subsidiaries as of February 28, 2004 and February 22, 2003, and the related consolidated statements of earnings, stockholders’ equity, and cash flows, and the related consolidated financial statement schedule for each of the fiscal years in the three-year period ended February 28, 2004, which report appears in the 2004 annual report on Form 10-K of SUPERVALU INC.

As discussed in the note entitled “Summary of Significant Accounting Policies” to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and other Intangible Assets”, on February 24, 2002.

/s/    KPMG LLP

Minneapolis, Minnesota

May 4, 2004